FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3
Fidelity Magellan Fund

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)
1	MAGELLAN FUND	28-Jun-05	5-Jul-05	DSW Inc	14,062,500	$267,187,500	$19.00	62,500	$1,187,500	LEHMAN BROS INC	Goldman, Sachs & Co.	CIBC World Markets	Johnson Rice & Co L.L.C.